Exhibit 10.1
BORGWARNER INC.
2023 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement – U.S. Employees

BorgWarner, Inc., a Delaware corporation (the “Company), hereby awards to the Employee indicated below a Restricted Stock Award (the “Award”) under the BorgWarner Inc. 2023 Stock Incentive Plan (the “Plan”), as specified below, effective as of the Grant Date, contingent on the Employee’s acceptance of the Award within ninety (90) days of the Grant Date, according to the terms and conditions of this Restricted Stock Agreement (this “Agreement”) and the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
Grant Information:
Employee Name:    [Name]
Grant Date:         February 6, 2024
Number of Shares of Restricted Stock Awarded: «units» Shares of Restricted Stock
Terms and Conditions:

1.Restriction Period. Except as otherwise provided in this Agreement, the Restriction Period for the Restricted Stock awarded to the Employee under this Agreement shall commence with the Grant Date set forth above and shall end, for the percentage of the Shares indicated below, on the date when the Restricted Stock shall have vested in accordance with the following schedule provided that the Employee remains continuously employed by or in the service of the Company or an Affiliate through the applicable vesting date:

Vesting Date                Vested Percentage

        February 28, 2026            50% of the Awarded Shares

        February 28, 2027            50% of the Awarded Shares

Notwithstanding the foregoing, if the application of the above vesting schedule would cause a fractional Share to vest, then the number of Shares that vest on such date shall be rounded down to the nearest whole number.

Prior to the date that the Restriction Period applicable to Shares of Restricted Stock lapses, the Employee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Shares of Restricted Stock.

2.Book Entry Record. The Company shall, as soon as administratively feasible after execution of this Agreement by the Employee, direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Restricted Stock in the name of the Employee or take other action to evidence the issuance of Restricted Stock as determined in the Company’s discretion, subject to the terms and conditions of the
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Exhibit 10.1
Plan and this Agreement and any other restrictions pursuant to applicable laws, rules or regulations or the requirements of any national securities exchange. The Restricted Stock may be held in an account at the Company’s transfer agent pending vesting.

3.Termination of Employment. Except as otherwise provided in this Section 3 or Section 4 or as otherwise determined by the Committee in its sole discretion, the Employee shall forfeit the Shares that are unvested as of the effective date of the Employee’s Termination of Employment. Notwithstanding the foregoing, except as otherwise determined by the Committee, in its sole discretion, at the time of the Employee’s Termination of Employment, the following provisions shall apply.
(a)Death or Disability. If the Employee’s Termination of Employment is due to the Employee’s death or Disability, then all the unvested Shares shall immediately vest.

(b)Retirement. If the Employee’s Termination of Employment is due to Retirement, then the Committee may, in its sole discretion, cause all or a portion of the unvested Shares to vest.

(c)Effective Date of Termination of Employment. For purposes of this Agreement, any Termination of Employment shall be effective as of the earlier of (1) the date that the Company receives the Employee’s notice of resignation of employment, or (2) the date that the Employee ceases to actively provide services. In connection with the foregoing, the applicable termination date shall not be extended by any notice period mandated under local law (e.g., “garden leave” or similar period pursuant to local law), and the Company shall have the exclusive discretion to determine when the Employee is no longer actively providing service for purposes of this Award. Notwithstanding the foregoing, the Employee will be deemed to have experienced a Termination of Employment upon the Employee’s “separation from service” within the meaning of Section 409A of the Code to the extent this Award is subject to Section 409A of the Code.

1.Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 15 of the Plan, provided, however, that for purposes of Section 15.1(a)(5), the Employee will be considered to have terminated the Employee’s employment or service for “good reason” if the Employee’s termination either (a) meets the requirements set forth in Exhibit A attached to this Agreement or (b) constitutes a “good reason” termination under the Employee’s employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company, or any affiliate thereof, if any.

2.Stockholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Employee shall have, with respect to the Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the Shares and the right to receive dividends; provided, however, that any cash dividends payable with respect to the Restricted Stock covered by this Award shall be automatically reinvested in additional Shares of Restricted Stock, the number of which shall be determined by multiplying (a) the number of Shares that the Employee has been issued under this Agreement as of the dividend record date that have not vested as of such record date by (b) the dividend paid on each Share, dividing the result by (c) the
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Exhibit 10.1
Fair Market Value of a Share on the dividend payment date, and (d) rounding the result to the nearest Share. Such additional Shares so awarded shall vest at the same time, and to the same extent, as the Restricted Stock to which it relates and shall be subject to the same restrictions, terms and conditions contained herein. Dividends payable with respect to the Restricted Stock covered by this Award that are payable in Stock shall also be paid in the form of additional Shares of Restricted Stock and shall vest at the same time, and to the same extent, as the Restricted Stock to which it relates and shall be subject to the same restrictions, terms, and conditions contained herein.

3.Tax and Social Security Contributions Withholding. Regardless of any action the Company and/or the affiliate that employs the Employee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and the Company and the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including the grant of the Restricted Stock, the vesting of the Restricted Stock, the subsequent sale of any Stock acquired pursuant to the Restricted Stock and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Employee’s liability for Tax-Related Items.

If any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole Shares otherwise subject to this Award that have an aggregate Fair Market Value not to exceed the maximum statutory Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items (determined by reference to the Fair Market Value of the Stock on the applicable vesting date). No fractional Shares will be withheld or issued pursuant to the grant of this Award and the issuance of Stock hereunder. Alternatively, the Company and/or the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Employee’s salary/wages or other amounts payable to the Employee, with no withholding in Shares, or may require the Employee to remit to the Company an amount of cash sufficient to satisfy withholding relating to Tax-Related Items.
In the event the withholding requirements are not satisfied through the withholding of Shares or through the withholding from the Employee’s salary/wages or other amounts payable to the Employee, no Shares will be released upon vesting of the Restricted Stock unless and until satisfactory arrangements (as determined by the Committee) have been made by the Employee with respect to the payment of any Tax-Related Items which the Company and/or the Employer determine, in its sole discretion, must be withheld or collected with respect to such Restricted Stock. If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company, the Employer or another subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this grant of Restricted Stock, the Employee expressly consents to the withholding of Shares and/or the withholding of amounts from the Employee's salary/wages or other amounts payable to the Employee as provided for hereunder. All other Tax-Related Items related to the
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Exhibit 10.1
Restricted Stock and any Stock delivered under this Award are the Employee’s sole responsibility.

4.Acquisition of Shares for Investment Purposes Only. By accepting this Award, the Employee hereby agrees with the Company as follows:
(a)The Employee is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of the Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;
(b)If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and
(c)The Company shall have the authority to include stop-transfer orders, legends or other restrictions relating to the Shares referring to the foregoing.
5.Miscellaneous.

(a)Non-transferability. Neither the Restricted Shares nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company, and neither the Restricted Shares nor this Award shall be subject to execution, attachment or similar process. In addition, by accepting this Award, Employee agrees not to sell any shares of Stock acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.
(b)Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Employee or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at his or her address in the Company’s records or to Attention: Executive Compensation, BorgWarner Inc., at its headquarters office or such other address as the Company may designate in writing to the Employee. Notice also may be given under this Agreement to the Employee by the Company by electronic means, including e-mail or through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
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Exhibit 10.1
(c)Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(d)Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.
(e)Provisions of Plan. This Award is granted pursuant to the Plan, and this Award and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or expressly cited herein. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Employee. If there is any conflict between the terms of this Agreement and the terms of the Plan, other than with respect to any provisions relating to Termination of Employment or Change in Control, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement to the minimum extent necessary to resolve the conflict. Notwithstanding any terms of the Plan to the contrary, the termination provisions of Section 3 or the change in control provision of Section 4 of this Agreement control.
(f)Section 16 Compliance. To the extent necessary to comply with, or to avoid disgorgement of profits under the short-swing matching rules of, Section 16 of the Exchange Act, the Employee shall not sell or otherwise dispose of the Shares.
(g)No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of the Employee at any time.
(h)Discretionary Nature of Plan; No Right to Additional Awards. The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of an Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an Award or benefits in lieu of an Award. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Shares subject to the award, and the vesting provisions.
(i)Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, Awards are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(j)Acceptance of Award. By accepting this Award, the Employee agrees to accept all the terms and conditions of the Award, as set forth in this Agreement and in
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the Plan. This Agreement shall not be effective as a Restricted Stock Award if a copy of this Agreement is not signed by the Employee and returned to the Company (unless the Employee accepts this award in an alternative means approved by the Company, which may include electronic acceptance) within ninety (90) days of the Grant Date. If the Employee does not sign (or accept using alternative means approved by the Company) this Agreement within ninety (90) days from the Grant Date, the Company may cancel the Award without any requirement to provide notice to the Employee. It is solely the Employee’s responsibility to accept the Award.
(k)Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.
(l)Amendment of the Agreement. Except as otherwise provided in the Plan, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.
(m)Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.
(n)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(o)Entire Agreement; Headings. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

*    *    *    *    *
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Exhibit 10.1

IN WITNESS WHEREOF, BORGWARNER INC. and the Employee have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

By: _________________________________

Title: Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

_________________________________     _________________________________
Date        [Name]

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Exhibit 10.1
Exhibit A
To Restricted Stock Agreement for Employees

Definition of “Good Reason”

For purposes of Section 4 of the Agreement, the Employee will be treated as having terminated the Employee’s employment for “good reason” if, after a Change in Control, the Employee terminates employment after any of the following events occurs:

a)the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

b)any failure by the Company to:
1.pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Employee by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Change in Control occurs; or

2.provide the Employee, for each fiscal year ending during the applicable Restriction Period (or, if earlier, before the second anniversary of the effective date of the Change in Control), an annual bonus (the “Annual Bonus”) opportunity at least equal to the Employee’s average of the bonuses paid or payable under the Company’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan, in respect of the last three full fiscal years prior to the date of the Change in Control (or, if the Employee was first employed by the Company after the beginning of the earliest of such three fiscal years, the average of the bonuses paid or payable under such plan(s) in respect of the fiscal years ending before the date of the Change in Control during which the Employee was employed by the Company, with such bonus being annualized with respect to any such fiscal year if the Employee was not employed by the Company for the whole of such fiscal year), in either case, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

c)the Company’s requiring the Employee, without the Employee’s consent, to:
1.be based at any office or location that is more than 35 miles from the location where the Employee was employed immediately preceding the date of the Change in Control; or
2.travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

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Exhibit 10.1
For purposes of this Exhibit, any good faith determination of “good reason” made by the Employee shall be conclusive.
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